                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                  CONTACT:    LES VAN DYKE
                                                   DIRECTOR, INVESTOR RELATIONS
                                                                 (281) 492-5370


                    DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
                      FOURTH QUARTER/YEAR END 2004 RESULTS


Houston, Texas, February 9, 2005 -- Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the fourth quarter of 2004 of $11.3 million, or $0.09 per share on a diluted basis, compared with net income of $1.3 million, or $0.01 per share on a diluted basis, in the same period a year earlier. Revenues for the fourth quarter of 2004 were $237.3 million, compared with revenues of $187.7 million for the fourth quarter of 2003.

Pretax results for the fourth quarter included other income of $11.4 million resulting from the settlement of a lawsuit against an equipment manufacturer. Significant items offsetting pretax income included revenue reductions of $7.2 million related to down time from storm damage, $8.6 million in reactivation costs and operating expense to bring the mid-water semisubmersible Ocean Voyager out of cold-stack, and $3.4 million related to a combination of storm damage and higher operating costs due to the relocation of the Ocean Vanguard to Norway. The Company also recorded an additional charge to tax expense in the fourth quarter that was $3.8 million higher than the effective 27.7% tax rate experienced in the third quarter and anticipated for the fourth quarter of 2004. The increased charge resulted from a change in the mix between domestic and international earnings as well as a change in the mix of international tax jurisdictions during the quarter.

For the year ended December 31, 2004, the Company reported a net loss of $7.2 million, or $0.06 per share on a diluted basis, compared with a net loss of $48.4 million, or $0.37 per share on a diluted basis for the year ended December 31, 2003. Revenue for the year ended December 31, 2004 was $814.7 million, compared with $680.9 million for the year 2003.

The overall market for the Company's drilling rigs continued to improve in the fourth quarter of 2004 and early in 2005. Particular strength was evident in the Gulf of Mexico (GOM) and the Southeast Asia floater markets, where effective industry utilization is near 100%. In the GOM, the dayrate on one of our mid-water semisubmersibles has reached $110,000 for work beginning in early June 2005. In addition, dayrates for work commencing in the third quarter of 2005 on two of Diamond Offshore's 4th generation semisubmersibles located in the GOM are at $150,000 per day. The market for jack-up rigs in the GOM has also continued to improve, with dayrates for the Company's 300-ft. units in the high $40,000s to low $50,000s and dayrates for our 350-ft. jack-ups in the mid $50,000s. Additionally, as previously announced, the Company has signed two Letters of Intent (LOI) for contracts totaling approximately $243 million and covering a total of 1,315 days for the 5th generation semisubmersibles Ocean Baroness and Ocean

Rover. Both contracts are expected to commence late in the third quarter or early in the fourth quarter of 2005. Under the LOIs, the Ocean Baroness is expected to relocate to the GOM, while the Ocean Rover would remain in Southeast Asia.

Larry Dickerson, President and Chief Operating Officer, said, "We remain confident in the strength of our markets in 2005 and are encouraged as we begin to build backlog extending into 2006, 2007 and beyond."

Diamond Offshore provides contract drilling services to the energy industry around the globe and is a leader in deepwater drilling. The Company's fleet of 45 offshore drilling rigs consists of 30 semisubmersibles, 14 jack-ups and one drillship.

As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its fourth quarter and year end 2004 earnings release conference call. The live broadcast of the Diamond Offshore Drilling, Inc. quarterly conference call will be available online at www.diamondoffshore.com on February 9, 2005, beginning at 9:00 a.m. Central Time. The online replay will follow immediately and continue for the remainder of the first calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.

Statements in this press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements concerning commitments for drilling work or contracts, future dayrates, future contract revenues and future contracts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including the risk that a Letter of Intent may not result in a binding contract or the risk that the markets for the Company's services will not continue to improve. A discussion of additional risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company's control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.



                                      ####



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                DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
                        AVERAGE DAYRATES AND UTILIZATION


                                     FOURTH QUARTER                    THIRD QUARTER                    FOURTH QUARTER
                                          2004                             2004                             2003
                               ----------------------------     ----------------------------     ----------------------------
                                 DAYRATE       UTILIZATION        DAYRATE       UTILIZATION        DAYRATE       UTILIZATION
                               ------------    ------------     ------------    ------------     ------------    ------------
                                                                   (Dayrate in thousands)
HIGH SPECIFICATION FLOATERS    $         94              95%    $         92              89%    $         97              84%
OTHER SEMISUBMERSIBLES         $         63              81%    $         55              75%    $         56              69%
JACK-UPS                       $         42              88%    $         40              89%    $         30              72%

                DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                                THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                                    DECEMBER 31,                     DECEMBER 31,
                                                           -----------------------------     -----------------------------
                                                               2004             2003            2004             2003
                                                           ------------     ------------     ------------     ------------
REVENUES:
       Contract drilling ..............................    $    227,870     $    180,278     $    782,405     $    652,098
       Revenues related to reimbursable expenses ......           9,450            7,407           32,257           28,843
                                                           ------------     ------------     ------------     ------------
            Total revenues ............................         237,320          187,685          814,662          680,941
                                                           ------------     ------------     ------------     ------------

OPERATING EXPENSES:
       Contract drilling ..............................         159,860          122,629          568,628          487,839
       Reimbursable expenses ..........................           8,526            6,579           28,899           26,050
       Depreciation ...................................          44,718           43,492          178,835          175,578
       General and administrative .....................           8,482            6,273           32,759           28,868
       Write down of rigs .............................              --               --               --            1,598
       Loss (gain) on sale of assets ..................             272             (522)           1,613             (669)
                                                           ------------     ------------     ------------     ------------
            Total operating expenses ..................         221,858          178,451          810,734          719,264
                                                           ------------     ------------     ------------     ------------

OPERATING INCOME (LOSS) ...............................          15,462            9,234            3,928          (38,323)

OTHER INCOME (EXPENSE):
       Interest income ................................           4,624            1,772           12,205           12,007
       Interest expense ...............................          (9,873)          (6,543)         (30,257)         (23,928)
       Gain (loss) on sale of marketable securities ...              23              426              254           (6,884)
       Other, net .....................................          10,670               --           10,337            2,891
                                                           ------------     ------------     ------------     ------------

INCOME (LOSS) BEFORE INCOME TAX (EXPENSE) BENEFIT .....          20,906            4,889           (3,533)         (54,237)

INCOME TAX (EXPENSE) BENEFIT ..........................          (9,623)          (3,587)          (3,710)           5,823
                                                           ------------     ------------     ------------     ------------

NET INCOME (LOSS) .....................................    $     11,283     $      1,302     $     (7,243)    $    (48,414)
                                                           ============     ============     ============     ============

EARNINGS (LOSS) PER SHARE:
       BASIC ..........................................    $       0.09     $       0.01     $      (0.06)    $      (0.37)
                                                           ============     ============     ============     ============
       DILUTED ........................................    $       0.09     $       0.01     $      (0.06)    $      (0.37)
                                                           ============     ============     ============     ============

WEIGHTED AVERAGE SHARES OUTSTANDING:
        Shares of common stock ........................         128,545          130,005          129,021          130,253
        Dilutive potential shares of common stock .....             108               --               --               --
                                                           ------------     ------------     ------------     ------------
Total weighted average shares
  outstanding .........................................         128,653          130,005          129,021          130,253
                                                           ============     ============     ============     ============

                DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
                              RESULTS OF OPERATIONS
                                 (In thousands)


                                                         THREE MONTHS ENDED
                                                            DECEMBER 31,
                                                    -----------------------------
                                                        2004             2003
                                                    ------------     ------------
CONTRACT DRILLING REVENUE
  High Specification Floaters ..................    $     82,524     $     74,862
  Other Semisubmersibles .......................          93,433           74,711
  Jack-ups .....................................          50,000           28,086
  Other ........................................           1,913            2,619
                                                    ------------     ------------
TOTAL CONTRACT DRILLING REVENUE ................    $    227,870     $    180,278
                                                    ============     ============

REVENUES RELATED TO REIMBURSABLE EXPENSES ......    $      9,450     $      7,407
                                                    ============     ============
CONTRACT DRILLING EXPENSE
  High Specification Floaters ..................    $     45,347     $     40,093
  Other Semisubmersibles .......................          84,591           59,790
  Jack-ups .....................................          28,093           22,365
  Integrated Services ..........................              --             (419)
  Other ........................................           1,829              800
                                                    ------------     ------------
TOTAL CONTRACT DRILLING EXPENSE ................    $    159,860     $    122,629
                                                    ============     ============

  REIMBURSABLE EXPENSES ........................    $      8,526     $      6,579
                                                    ============     ============
OPERATING INCOME
  High Specification Floaters ..................    $     37,177     $     34,769
  Other Semisubmersibles .......................           8,842           14,921
  Jack-ups .....................................          21,907            5,721
  Integrated Services ..........................              --              419
  Other ........................................              84            1,819
  Reimbursables, net ...........................             924              828
  Depreciation Expense .........................         (44,718)         (43,492)
  General and Administrative Expense ...........          (8,482)          (6,273)
  (Loss) Gain on Sale and Disposal of Assets ...            (272)             522
                                                    ------------     ------------
TOTAL OPERATING INCOME .........................    $     15,462     $      9,234
                                                    ============     ============

                DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                                       DECEMBER 31,       DECEMBER 31,
                                                                       ------------       ------------
                                                                           2004               2003
                                                                       ------------       ------------
ASSETS

Current assets:
     Cash and cash equivalents .................................       $    266,007       $    106,345
     Investments and marketable securities .....................            661,849            503,995
     Accounts receivable .......................................            187,558            154,124
     Rig inventory and supplies ................................             47,590             48,035
     Prepaid expenses and other ................................             32,677             22,764
                                                                       ------------       ------------
                  Total current assets .........................          1,195,681            835,263
Drilling and other property and equipment, net of
     accumulated depreciation ..................................          2,154,593          2,257,876
Goodwill, net of accumulated amortization ......................                 --             11,099
Other assets ...................................................             29,112             30,781
                                                                       ------------       ------------
                  Total assets .................................       $  3,379,386       $  3,135,019
                                                                       ============       ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt .........................       $    484,102       $     11,969
     Other current liabilities .................................            129,805             88,031
                                                                       ------------       ------------
                  Total current liabilities ....................            613,907            100,000

Long-term debt .................................................            709,413            928,030

Deferred tax liability .........................................            369,722            384,505

Other liabilities ..............................................             60,516             42,004

Stockholders' equity ...........................................          1,625,828          1,680,480
                                                                       ------------       ------------
                  Total liabilities and stockholders' equity ...       $  3,379,386       $  3,135,019
                                                                       ============       ============